Exhibit 99.16

YANKEE GAS SERVICES COMPANY
PRO FORMA BALANCE SHEET -- ASSETS
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)

                                                                            PRO FORMA ADJUSTMENTS                    PRO FORMA
                                                                            ---------------------                     GIVING
                                                                 YANKEE                            SHORT-TERM        EFFECT TO
                                                   PER BOOK      MERGER        SECURITIZATION         DEBT          ADJUSTMENTS
                                                   --------      -------       --------------      ----------       -----------
Utility Plant, at cost:
  Gas                                              $608,112      $                 $                 $                $608,112
    Less: Accumulated provision
      for depreciation                              240,176                                                            240,176
                                                   --------      -------           -------           -------          --------
                                                    367,936            0                 0                 0           367,936
  Construction work in progress                      15,929                                                             15,929
                                                   --------      -------           -------           -------          --------
      Total net utility plant                       383,865            0                 0                 0           383,865
                                                   --------      -------           -------           -------          --------

Other property and investments                          294                                                                294
                                                   --------      -------           -------           -------          --------

Current Assets:
  Cash                                                1,656                                           60,000 [1]        61,656
  Accounts receivable                                45,080                                                             45,080
  Fuel supplies                                       1,424                                                              1,424
  Other materials and supplies                        1,675                                                              1,675
  Accrued utility revenues                           12,784                                                             12,784
  Other                                              28,523                                                             28,523
                                                   --------      -------           -------           -------          --------
                                                     91,142            0                 0            60,000           151,142
                                                   --------      -------           -------           -------          --------
Deferred Charges:
  Deferred gas costs                                  9,193                                                              9,193
  Recoverable environmental cleanup costs            34,000                                                             34,000
  Recoverable income taxes                            4,657                                                              4,657
  Recoverable postretirement benefits costs             767                                                                767
  Goodwill                                          303,081                                                            303,081
  Other deferred debits                              42,154                                                             42,154
                                                   --------      -------           -------           -------          --------
                                                    393,852            0                 0                 0           393,852
                                                   --------      -------           -------           -------          --------
      Total Assets                                 $869,153      $     0           $     0           $60,000          $929,153
                                                   ========      =======           =======           =======          ========


YANKEE GAS SERVICES COMPANY
PRO FORMA BALANCE SHEET -- CAPITALIZATION AND LIABILITIES
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)

                                                                            PRO FORMA ADJUSTMENTS                    PRO FORMA
                                                                            ---------------------                     GIVING
                                                                 YANKEE                            SHORT-TERM        EFFECT TO
                                                   PER BOOK      MERGER        SECURITIZATION         DEBT          ADJUSTMENTS
                                                   --------      -------       --------------      ----------       -----------
Capitalization:
  Common stock                                     $      5      $                 $                 $                $      5
  Capital surplus, paid in                          462,840                                                            462,840
  Retained earnings                                  (5,072)                                          (2,585)           (7,657)
                                                   --------      -------           -------           -------          --------
    Total common stockholder's equity               457,773            0                 0            (2,585)          455,188
  Long-term debt                                    151,440                                                            151,440
                                                   --------      -------           -------           -------          --------
    Total capitalization                            609,213            0                 0            (2,585)          606,628
                                                   --------      -------           -------           -------          --------

Current Liabilities:
  Notes payable to banks                             40,000                                           60,000 [1]       100,000
  Long-term debt - current portion                      950                                                                950
  Accounts payable                                   26,783                                                             26,783
  Pipeline transmission costs payable                   577                                                                577
  Accrued taxes                                       5,627                                           (1,723)[2]         3,904
  Accrued interest                                    3,148                                            4,308 [2]         7,456
  Other                                               5,000                                                              5,000
                                                   --------      -------           -------           -------          --------
                                                     82,085            0                 0            62,585           144,670
                                                   --------      -------           -------           -------          --------
Deferred Credits and Other
  Long-Term Liabilities:
  Accumulated deferred income taxes                  83,850                                                             83,850
  Accumulated deferred investment tax credits         7,571                                                              7,571
  Reserve for environmental cleanup costs            35,000                                                             35,000
  Postretirement benefits obligation                  4,248                                                              4,248
  Other deferred credits                             47,186                                                             47,186
                                                   --------      -------           -------           -------          --------
                                                    177,855            0                 0                 0           177,855
                                                   --------      -------           -------           -------          --------
     Total Capitalization and Liabilities          $869,153      $     0           $     0           $60,000          $929,153
                                                   ========      =======           =======           =======          ========




YANKEE GAS SERVICES COMPANY
PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)

                                                                            PRO FORMA ADJUSTMENTS                    PRO FORMA
                                                                            ---------------------                     GIVING
                                                                 YANKEE                            SHORT-TERM        EFFECT TO
                                                   PER BOOK      MERGER        SECURITIZATION         DEBT          ADJUSTMENTS
                                                   --------      -------       --------------      ----------       -----------
Operating Revenues                                 $307,447      $                 $                 $                $307,447
                                                   --------      -------           -------           -------          --------

Operating Expenses:
  Operation --
    Fuel, purchased and net
      interchange power                             154,861                                                            154,861
    Other                                            54,273                                                             54,273
  Maintenance                                         6,676                                                              6,676
  Depreciation                                       21,700                                                             21,700
  Federal and state income taxes                     10,724                                                             10,724
  Taxes other than income taxes                      26,692                                                             26,692
                                                   --------      -------           -------           -------          --------
      Total operating expenses                      274,926            0                 0                 0           274,926
                                                   --------      -------           -------           -------          --------
Operating Income                                     32,521            0                 0                 0            32,521
                                                   --------      -------           -------           -------          --------

Other (Loss)/Income:
  Other, net                                         (5,229)                                                            (5,229)
  Income taxes                                            0                                            1,723 [2]         1,723
                                                   --------      -------           -------           -------          --------
      Other (loss)/income, net                       (5,229)           0                 0             1,723            (3,506)
                                                   --------      -------           -------           -------          --------
Income before interest charges                       27,292            0                 0             1,723            29,015
                                                   --------      -------           -------           -------          --------

Interest Charges:
  Interest expense, net                              14,929                                            4,308 [2]        19,237
                                                   --------      -------           -------           -------          --------
      Interest charges, net                          14,929            0                 0             4,308            19,237
                                                   --------      -------           -------           -------          --------
Net Income                                         $ 12,363      $     0           $     0           $(2,585)         $  9,778
                                                   ========      =======           =======           =======          ========


[1] - See adjustment a.
[2] - See adjustment b.


YANKEE GAS SERVICES COMPANY
PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)

                                                                                  Debit             Credit
                                                                                  -----             ------
SHORT-TERM DEBT ADJUSTMENTS:
    a) Cash                                                                      60,000
           Notes payable to banks                                                                   60,000

      To record the issuance of additional short-term debt.


    b) Other interest                                                             4,308
       Accrued taxes                                                              1,723
           Accrued interest                                                                          4,308
           Income taxes                                                                              1,723

      To record interest expense associated with increased level of short-term debt and related tax effect.